FIRST AMENDMENT TO LEASE

                  THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is dated as of July 31, 1995 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and SOFTWARE PUBLISHING CORPORATION, a Delaware corporation ("Tenant"), with reference to the following facts:

                  A. Landlord and Tenant entered into that certain Lease dated on or about November 27, 1990 (the "Original Lease") with respect to certain premises (the "Entire Premises") more particularly described in the Original Lease and consisting of Buildings 1, 2, 3 and 4 of the Project, as defined in the Original Lease. The Entire Premises includes certain premises consisting of approximately 4,000 square feet described on Exhibit A attached hereto and made a part hereof (the "Former Scopus Premises").

                  B. Tenant and Applied Materials, Inc., a Delaware corporation ("Applied"), entered into a sublease of a portion of the Entire Premises pursuant to a sublease agreement dated February 2, 1994, as amended by Amendment One to Sublease Agreement dated February 15, 1994, First Amendment to Sublease Agreement dated June 1, 1994 and Second Amendment to Sublease Agreement dated on or about August 30, 1994, all of which are hereinafter collectively referred to as the "Applied Sublease." The premises covered by the Applied Sublease (the "Applied Premises") is more particularly described on Exhibit B attached hereto and made a part hereof. Substantially simultaneously with the execution hereof, Landlord and Applied intend to execute a lease (the "Applied Lease") covering the Applied Premises and the Former Scopus Premises; the date on which the Applied Lease is executed by both Landlord and Applied is hereinafter referred to as the "Applied Lease Execution Date."

                  C.  Tenant  and  VLSI  Libraries,  a  California  corporation, entered into a sublease of a portion of the Entire Premises pursuant to a sublease agreement dated as of July 20, 1993, as amended by a First Amendment to Office Sublease (the "VLSI Amendment") dated as of January 6, 1994 (collectively, the "VLSI Sublease"). The premises covered by the VLSI Sublease (the "VLSI Premises") is more particularly described on Exhibit C attached hereto and made a part hereof. Tenant and Strategic Mapping, Inc., a California corporation, entered into a sublease (the "Strategic Sublease") dated as of on or about August 1 (or 7), 1992 with respect to certain premises described therein (the "Strategic Premises"). A description of the Strategic Premises is attached hereto as Exhibit D and made a part hereof. The VLSI Sublease and the Strategic Sublease are hereinafter referred to collectively from time to time as the "Other Subleases" and individually as an "Other Sublease," and VLSI Libraries ("VLSI") and Strategic Mapping, Inc. (Strategic"), are hereinafter collectively referred to from time to time as the "Other Subtenants." The Strategic Premises and the VLSI Premises are collectively referred to from time to time herein as the "Other Sublease Premises."

                  D. Tenant currently occupies directly (and not through the occupancy of any subtenant) all of the Entire Premises other than the Applied Premises and the Other Sublease Premises (the "Existing SPC Premises"). The Existing SPC Premises includes, in addition to the Former Scopus Premises and other space, (i) certain space consisting of approximately 6,500 square feet and used primarily as a cafeteria (the "Cafeteria Premises"), which is described more particularly on Exhibit E attached hereto and made a part hereof, and (ii) certain space consisting of approximately 165 square feet and used primarily as a security office (the "Security Office"), which is described more particularly on Exhibit F attached hereto and made a part hereof.

                  E. Landlord and Tenant now desire to modify and amend the Original Lease to reflect, among other provisions, a change in the term of the Original Lease.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Scope of First Amendment. Except as expressly modified by this First Amendment, the Original Lease shall remain in full force and effect. Except as expressly provided in this First Amendment, the term "Lease" as used in the Original Lease shall refer to the Original Lease as modified by this First Amendment. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the respective meanings set forth in the Original Lease. As between Landlord and Tenant, to the extent the letter dated October 3, 1994 executed by Landlord, Tenant and Applied is inconsistent with the terms of this First Amendment, the October 3, 1994 letter shall be of no further force or effect.

                  2.       Premises.

                  (a) Tenant has informed Landlord that the VLSI Sublease terminates on December 31, 1995 and that the Strategic Sublease terminates on August 31, 1996. For purposes of this First Amendment, the term "VLSI Sublease Termination Date" shall refer to December 31, 1995 and the term "Strategic Sublease Termination Date" shall refer to August 31, 1996. The term "Termination Date" shall refer to the VLSI Sublease Termination Date, the Strategic Sublease Termination Date, the termination date of the term of the Original Lease as to the Applied Premises, the termination date of the Original Lease as to the Existing SPC Premises, the termination date of the Original Lease as to the Cafeteria Premises, and/or the termination date of the Original Lease as to the Security Office, as the case may be.

                  (b) The Termination Date of the Lease as to the Applied Premises and the Former Scopus Premises shall be the date hereof, and from the date hereof to and including September 30, 1995 the Premises shall include and be limited to the Existing SPC Premises (less the Former Scopus Premises) and the Other Sublease Premises. The Termination Date of the Lease as to the Security Office and the Cafeteria Premises shall be September 30, 1995, and from October 1, 1995 to and including December 31, 1995 the Premises shall include and be limited to the Existing SPC Premises (less the Former Scopus Premises, the Cafeteria Premises, and the Security Office) and the Other Sublease Premises. The Termination Date of the Lease as to the Existing SPC Premises (less the Former Scopus Premises, the Cafeteria Premises, and the Security Office) and the VLSI Premises shall be December 31, 1995, and from January 1, 1996 to and including the Strategic Sublease Termination Date, the Premises shall include and be limited to the Strategic Premises. The Termination Date of the Lease as to the balance of the Premises shall be the Strategic Sublease Termination Date. Notwithstanding anything in this Section 2(b) to the contrary, in the event of the early termination of either of the Other Subleases prior to its stated termination date, the applicable Other Sublease Premises shall no longer be included within the Premises as of the date of such early termination. The term "Premises" or "Demised Premises" as used in the Original Lease shall refer only to the Premises as defined in this Section 2, and Base Annual Rent and Tenant's Share of Taxes and Operating Costs shall be equitably adjusted.

                  3. Effectiveness. Within two (2) days after the Applied Lease Execution Date, Tenant shall pay Landlord as additional rent by wire transfer of funds (i) a one-time payment in the amount of Two Million Three Hundred Ninety Thousand Dollars ($2,390,000), and (ii) a one time payment in the amount of Two Hundred Fourteen Thousand Eight Hundred Seventy-Two Dollars ($214,872). The effectiveness of this First Amendment is conditioned upon and subject to Tenant's timely payment to Landlord of the foregoing amounts.

                   4. Additional Modifications to Original Lease. Effective as of the date hereof, the Original Lease is hereby further modified as hereinafter set forth:

                           (a) From the date hereof to and  including  September
30, 1995, the Base Annual Rent payable by Tenant to Landlord for the Premises shall be $2,026,356 and the Monthly Installment shall be $168,863. From October 1, 1995 to and including December 31, 1995, the Base Annual Rent payable by Tenant to Landlord for the Premises shall be $1,931,880 and the Monthly Installment shall be $160,990. From January 1, 1996 to and including the Strategic Sublease Termination Date, the Base Annual Rent payable by Tenant to Landlord for the Premises shall be $485,784 and the Monthly Installment shall be $40,482.

                           (b)  With  respect  to  Taxes  and  Operating  Costs,
notwithstanding Section 3.4 of the Original Lease to the contrary, (i) from the date hereof to and including September 30, 1995 Tenant shall pay the amount of 44.67% of all Taxes and Operating Costs, (iii) from October 1, 1995 to and including December 31, 1995, Tenant shall pay the amount of 42.58% of all Taxes and Operating Costs, and (iv) from January 1, 1996 to and including the Strategic Sublease Termination Date, Tenant shall pay the amount of 10.71% of all Taxes and Operating Costs.

                           (c) Tenant  acknowledges  that upon the date  hereof,
the Premises  have been  delivered  and that Tenant has no further  rights under
Section 2.2 of the Original Lease.

                           (d) Notwithstanding anything in the Original Lease to
the contrary, Tenant shall have no right to record a memorandum of this Lease.

                           (e) Notwithstanding anything in the Original Lease to
the contrary:

                                    (i) From the date  hereof  to and  including
September 30, 1995 Tenant and Tenant's agents, employees, contractors and invitees shall have the nonexclusive right in common with Landlord and any other occupant of the Project, and their respective agents, employees, contractors and invitees, to use 44.67% of the total parking spaces within the Project.

                                    (ii) From  October 1, 1995 to and  including
December 31, 1995, Tenant and Tenant's agents, employees, contractors and invitees shall have the nonexclusive right in common with Landlord and any other occupant of the Project, and their respective agents, employees, contractors and invitees, to use 42.58% of the total parking spaces within the Project.

                                    (iv)From  January  1, 1996 to and  including
the Strategic Sublease Termination Date Tenant and Tenant's agents, employees, contractors and invitees shall have the nonexclusive right in common with Landlord and any other occupant of the Project, and their respective agents, employees, contractors and invitees, to use 135 parking spaces within the Project.

                           (f) Article XXVII, Article XXVIII and Article XXIX of
the Original Lease are each hereby deleted in their entirety.

                           (g) Notwithstanding anything in the Original Lease to
the contrary, as of the date hereof Tenant shall no longer have any further right to assign or sublet all or any portion of the Premises.

                           (h)  Notwithstanding  anything in Article XXIV of the
Original Lease to the contrary, within five (5) days following the Applied Lease Execution Date Tenant shall substitute the Letter(s) of Credit held by Landlord as the Security Deposit for cash in the amount of a reduced Security Deposit in the amount of $150,091. Provided that no event of default by Tenant has occurred under the Original Lease, as amended by this First Amendment, Landlord shall return to the person or persons entitled thereto the amount of $114,105 of the Security Deposit within thirty (30) days following December 31, 1995, and the balance of the Security Deposit within thirty (30) days following the termination of the Lease.

                           (i) Notwithstanding  anything in this First Amendment
to the contrary, Tenant and its employees shall have the right to make reasonable use of the Cafeteria Premises to and including the December 31, 1995, VLSI and its employees shall have the right to make reasonable use of the Cafeteria Premises to and including the VLSI Termination Date, and Strategic and its employees shall have the right to make reasonable use of the Cafeteria Premises to and including the Strategic Termination Date. The use of Tenant, VLSI and Strategic and their respective employees of the Cafeteria Premises shall be during the hours in which such premises are regularly open and shall further be subject to such rules and regulations therefor as Applied may establish.

                  5. Acceleration of Original Termination Date. For and in consideration of the payment of the amounts set forth in Section 3(b) above and the other covenants and conditions set forth herein, the termination date of the Lease shall be as set forth in Section 2 above, and on the Termination Dates with respect to each applicable portion of the Premises the Lease and any and all rights and obligations thereunder shall be terminated and of no further force and effect except as set forth herein; provided, however, that in the event that the Applied Lease Execution Date does not occur on or before August 11, 1995, this First Amendment shall at the written election of either Landlord or Tenant be null and void and of no force or effect.

                  6. No Release of Accrued Obligations. Neither this First Amendment nor the acceptance by Landlord of all or any portion of the Premises and the termination of the Lease as to all or any portion of the Premises shall in any way be deemed to excuse or release Tenant from any obligation or liability, including without limitation any obligation or liability under provisions of the Lease to indemnify, defend and hold harmless Landlord or other parties, or with respect to any breach or breaches of the Lease, which obligation or liability (i) first arises prior to a Termination Date, or (ii) arises out of or is incurred in connection with events or other matters which took place prior to a Termination Date with respect to the applicable portion of the Premises, or (iii) arises out of any provision under the Lease which by its terms is intended to survive the expiration or sooner termination of the Lease.

                  7.       Prorations and Adjustments.

                           (a) Prior to a  Termination  Date as to a portion  of
the Premises, Tenant shall continue to pay all of Tenant's monetary obligations, including without limitation Annual Base Rent, common area maintenance costs, personal property taxes and real property taxes, insurance, utilities and other amounts applicable to such portion of the Premises as the same become due and payable under the Lease (collectively "Rental Obligations"). Whether or not payment for any such monetary obligation was due or was made prior to the termination of the Lease as to a portion of the Premises, Tenant shall remain liable for all Rental Obligations accruing under the Lease prior to the termination of the Lease as to a portion of the Premises. On or prior to the termination of the Lease as to all or any portion of the Premises, or within thirty (30) days thereafter, Landlord shall have the right to deliver to Tenant Landlord's reasonable estimate of Tenant's Share of Operating Costs and Taxes for the period to and including the Early Termination Date and Tenant shall pay the same within thirty (30) days of written demand, subject to adjustment based on Landlord's final accounting for 1995.

                  8. Surrender of Premises. On or before the termination of the Lease with respect to a portion of the Premises, Tenant shall deliver the Premises to Landlord in accordance with and in the condition required under the Lease (provided that Tenant shall not be required to remove any Alterations that Applied permits to remain in the Premises) and Tenant shall surrender any plans and specifications, maintenance records, permits, and licenses pertaining to the applicable portion of the Premises or to any improvements thereon, or to both (but not pertaining to Tenant's business conducted therein) in the possession of Tenant.

                  9. Space Tenants. Except with respect to the Other Subleases, Tenant hereby waives and relinquishes all rights Tenant has, if any, to any income from the Premises. Landlord shall have the right at Landlord's sole election to enter into direct occupancy agreements with persons, firms or entities currently occupying any portion of the Premises; provided that the commencement of any such occupancy shall not occur until after the termination date of the existing occupancy agreement with such persons, firms or entities. Landlord shall have no obligation to pay any debts of Tenant including but not limited to payroll taxes or state workers' compensation insurance.

                  10. Representation and Warranties. Tenant represents, warrants and covenants as follows:

                           (a) That except for Applied and the Other Subtenants,
there are no subtenants, franchisees or concessionaires of Tenant in the Premises, and that Tenant is the owner of Tenant's interest pursuant to the Lease subject to no liens, claims or encumbrances.

                           (b) That  Tenant will pay or make  provision  for the
payment of all trade accounts, wage claims, and other obligations of the business conducted in the Premises and shall neither take any action nor fail to take any action the result of which will be the imposition of any liens by third parties upon the Premises or the improvements thereon or the creation of any claims by third parties against Landlord.

                           (c) The VLSI  Sublease  termination  date is December
31, 1995 and the Strategic Sublease termination date is on or before August 31, 1996.

                  11.   Limitation   of  Liability.   Landlord   shall  have  no
obligation,   nor  incur  any  liability,  under  this  First  Amendment  beyond
Landlord's then equity interest in the Project.

                  12. Bankruptcy of Tenant. In the event any covenant, assignment, payment of money, transfer of property rights or granting of any release or other benefit by Tenant hereunder is fraudulent, preferential or otherwise voidable or recoverable in whole or in part for any reason whatsoever under the Bankruptcy Code or any other federal or state law (a "Voidable Transfer") and Landlord is required to repay or restore any such Voidable Transfer or the amount or value thereof (or if in its discretion, upon the advice of counsel, Landlord settles any claim that any such Voidable Transfer has occurred hereunder, whether or not a court order is entered requiring it to do so), then all liability of Tenant under the Lease shall automatically be revived, reinstated and restored and shall exist such as if this First Amendment had never been executed; provided that Tenant shall receive a credit for any money paid Landlord hereunder that Landlord is not required to repay or restore.

                  13. Payment of Commission. In connection with this First Amendment and the Applied Lease, Landlord and Tenant each represent to the other that it has not used the services of a broker or other real estate licensee other than Wayne Mascia Associates. In connection with this First Amendment and the Applied Lease, (i) Tenant shall pay Wayne Mascia Associates a commission in the aggregate amount of $475,000 within five (5) days after the Applied Lease Execution Date, and (ii) Landlord shall pay Wayne Mascia Associates a commission in the amount of $200,000 payable within five (5) days after the Applied Lease Execution Date and $200,000 payable upon Applied's occupancy of the Existing SPC Space under the Applied Lease as of January 1, 1996. In the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith Tenant and Landlord hereby agree to protect, defend and indemnify each other against and hold each other harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which either may sustain or incur by reason of such claim to the extent such claim is based on the conduct of the indemnifying party. The provisions of this Paragraph 13 shall survive the termination of this First Amendment.

                  14.      Intentionally omitted.

                  15. Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this First Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this First Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.

                  16. California Law. This First Amendment shall be construed and governed by the laws of the State of California.

                  17. Authority. This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this First Amendment.

                  18. Attorneys' Fees and Costs. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred therein by such successful party, and such costs, expenses and attorneys' fees may be included in and as part of such judgment. A successful party shall be any party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment.

                  19. Entire Agreement; No Amendment. The Original Lease, as amended by this First Amendment, constitutes the entire agreement and understanding between the parties herein named with respect to the subject thereof and shall supersede all prior written and oral agreements concerning the subject matter contained herein. This First Amendment may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of the parties hereto. Each party acknowledges that it has read this First amendment fully understands all of the terms and conditions of this First Amendment and hereby executes this First Amendment freely, voluntarily and with full knowledge of its significance and with and upon advice of counsel.

                  20. Severability. If any provision of this First Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this First Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

                  21. Counterparts. This First Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the First Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

                  22. Tenant's Representation and Acknowledgment. Tenant hereby acknowledges that Landlord has performed all of its obligations with respect to the Premises. Tenant further acknowledges that as of the date hereof Landlord is not in default under any of the terms of the Original Lease.

                  23. Agreement to Perform Necessary Acts. Each party agrees that upon demand therefor, it shall promptly perform all further acts and execute, acknowledge and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this First Amendment or to evidence, perfect or otherwise effectuate the rights and remedies relating to this First Amendment.

                  24. Captions and Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this First Amendment.

                  IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment as of the date first above written.

                                    METROPOLITAN LIFE INSURANCE COMPANY,
                                    a New York corporation


                                    By
                                        ---------------------------------------
                                    Its
                                        ---------------------------------------



                                    SOFTWARE PUBLISHING CORPORATION,
                                    a Delaware corporation


                                    By
                                        ---------------------------------------

                                    Its
                                        ---------------------------------------

                                    By
                                        ---------------------------------------

                                    Its
                                        ---------------------------------------
                                       -9-

                                    EXHIBIT A

                     (DESCRIPTION OF FORMER SCOPUS PREMISES)

                                    EXHIBIT B

                        (DESCRIPTION OF APPLIED PREMISES)

                                    EXHIBIT C

                         (DESCRIPTION OF VLSI PREMISES)

                                    EXHIBIT D

                       (DESCRIPTION OF STRATEGIC PREMISES)

                                    EXHIBIT E

                       (DESCRIPTION OF CAFETERIA PREMISES)

                                    EXHIBIT F

                        (DESCRIPTION OF SECURITY OFFICE)